                                NORFOLK SCIENTIFIC, INC.
                              D/B/A STATSPIN TECHNOLOGIES

                                 Financial Statements

                                March 31, 1995 and 1994


                     (With Independent Auditors' Report Thereon)

[KPMG PEAT MARWICK LLP LETTERHEAD]


                               INDEPENDENT AUDITORS' REPORT


The Board of Directors
Norfolk Scientific, Inc.:

We have audited the accompanying balance sheets of Norfolk Scientific, Inc. as of March 31, 1995 and 1994, and the related statements of income and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norfolk Scientific, Inc. at March 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                      KPMG Peat Marwick LLP


May 26, 1995

                              NORFOLK SCIENTIFIC, INC.

                                   Balance Sheets

                              March 31, 1995 and 1994


             ASSETS (note 5)                                               1995           1994
                                                                           ----           ----
Current assets:
  Cash (note 3)                                                       $   167,100        283,202
  Accounts receivable, trade, less allowance for doubtful accounts
    of $54,242 in 1995 and $58,748 in 1994 (note 12)                      374,135        456,344
  Inventories (note 4)                                                    461,858        680,915
  Prepaid expenses                                                         10,987         13,677
                                                                      -----------     ----------
        Total current assets                                            1,014,080      1,434,138
                                                                      -----------     ----------

Property and equipment:
  Manufacturing equipment                                                 412,599        409,104
  Furniture and fixtures                                                   75,236         76,613
                                                                      -----------     ----------
                                                                          487,835        485,717
  Less accumulated depreciation                                           392,278        327,681
                                                                      -----------     ----------
        Net property and equipment                                         95,557        158,036
                                                                      -----------     ----------

Other assets, net                                                          44,166         43,912
                                                                      -----------     ----------

                                                                      $ 1,153,803      1,636,086
                                                                      -----------     ----------
                                                                      -----------     ----------

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable to bank (note 5)                                       $      -           160,000
  Current portion of subordinated notes payable to stockholders
    (note 6)                                                               50,324         25,164
  Current portion of subordinated notes payable to MTDC (note 7)           55,553        200,000
  Accounts payable, trade                                                 175,336        379,114
  Accrued expenses                                                        148,805        200,295
  Deferred revenue                                                           -             6,650
  State income taxes payable                                                1,768          1,768
                                                                      -----------     ----------
        Total current liabilities                                         431,786        972,991
                                                                      -----------     ----------

Subordinated notes payable to stockholders, less current maturities
  (note 6)                                                                150,000        177,258
Subordinated notes payable to MTDC, less current maturities (note 7)      111,107        173,605
                                                                      -----------     ----------
        Total liabilities                                                 261,107        350,863
                                                                      -----------     ----------

Stockholders' equity (notes 6, 7 and 8):
  Common stock, $1 par value.  Authorized 300,000 shares;
    issued and outstanding 69,771 shares                                   69,771         69,771
  Additional paid-in capital                                              732,211        732,211
  Accumulated deficit                                                    (341,072)      (489,750)
                                                                      -----------     ----------
        Total stockholders' equity                                        460,910        312,232
                                                                      -----------     ----------

Commitments and contingencies (notes 9 and 11)

                                                                      $ 1,153,803      1,636,086
                                                                      -----------     ----------
                                                                      -----------     ----------


See accompanying notes to financial statements.

                              NORFOLK SCIENTIFIC, INC.

                     Statements of Income and Accumulated Deficit

                        Years ended March 31, 1995 and 1994



                                                  1995             1994
                                                  ----             ----
Net sales (note 12)                          $ 2,918,212        3,450,251
Cost of sales                                  1,824,913        2,038,342
                                             -----------       ----------
      Gross profit                             1,093,299        1,411,909
                                             -----------       ----------

Operating expenses:
  Research and development                       194,313          413,016
  Selling, general, and administrative           682,426          879,237
                                             -----------       ----------
      Total operating expenses                   876,739        1,292,253
                                             -----------       ----------

      Income from operations                     216,560          119,656
                                             -----------       ----------

Interest income (expense):
  Interest income                                  5,812            5,224
  Interest expense                               (73,238)         (81,899)
                                             -----------       ----------
      Interest expense, net                      (67,426)         (76,675)
                                             -----------       ----------

      Income before income taxes                 149,134           42,981

Provision for income taxes (note 10)                 456              906
                                             -----------       ----------

      Net income                                 148,678           42,075

Accumulated deficit, beginning of year          (489,750)        (531,825)
                                             -----------       ----------

Accumulated deficit, end of year             $  (341,072)        (489,750)
                                             -----------       ----------
                                             -----------       ----------


See accompanying notes to financial statements.

                              NORFOLK SCIENTIFIC, INC.

                              Statements of Cash Flows

                        Years ended March 31, 1995 and 1994



                                                                      1995             1994
                                                                      ----             ----
Cash flows from operating activities:
  Net income                                                      $  148,678           42,075
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization                                   74,285           89,559
      Changes in assets and liabilities:
        Accounts receivable, net                                      82,209          (38,624)
        Inventories, net                                             219,057         (170,156)
        Prepaid expenses                                               2,690              114
        Accounts payable, trade                                     (203,778)         248,909
        Accrued expenses                                             (51,490)          21,864
        Deferred revenue                                              (6,650)         (33,350)
        Customer deposits                                               -             (34,625)
        State income taxes payable                                      -              (2,844)
                                                                  ----------        ---------
           Net cash provided by operating activities                 265,001          122,922
                                                                  ----------        ---------

Cash flows from investing activities:
  Additions to property and equipment                                 (2,118)         (93,273)
  Increase in other assets, net                                       (9,942)         (15,226)
                                                                  ----------        ---------
           Net cash used by investing activities                     (12,060)        (108,499)
                                                                  ----------        ---------

Cash flows from financing activities:
  Net (decrease) increase in line of credit borrowings              (160,000)          65,046
  Repayments on notes payable to stockholders                         (2,098)         (23,078)
  Proceeds on notes payable to MTDC                                  166,660             -
  Repayments on notes payable to MTDC                               (373,605)         (76,395)
                                                                  ----------        ---------
           Net cash used by financing activities                    (369,043)         (34,427)
                                                                  ----------        ---------

Net decrease in cash                                                (116,102)         (20,004)

Cash, beginning of year                                              283,202          303,206
                                                                  ----------        ---------

Cash, end of year                                                 $  167,100          283,202
                                                                  ----------        ---------
                                                                  ----------        ---------

Supplemental disclosures of cash flow information:
  Cash paid during the year for interest                          $  118,379           76,384
                                                                  ----------        ---------
                                                                  ----------        ---------
  Cash paid during the year for taxes                             $      456            3,750
                                                                  ----------        ---------
                                                                  ----------        ---------



See accompanying notes to financial statements.

                              NORFOLK SCIENTIFIC, INC.

                           Notes to Financial Statements

                              March 31, 1995 and 1994


(1) NATURE OF BUSINESS

    Norfolk Scientific, Inc. (d/b/a StatSpin Technologies) (the "Company") was incorporated on June 11, 1984, as a successor to Kelley, Newhouse & Company, a partnership. The Company purchased assets and rights from its predecessor to engage in the development, manufacture, and sale of medical and laboratory equipment and supplies.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) INVENTORIES
    Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out (FIFO) method.

    (B) PROPERTY AND EQUIPMENT
    Property and equipment is stated at cost. Depreciation is provided using an accelerated method over the estimated useful lives of the respective assets.

    (C) OTHER ASSETS, NET
    Other assets consist principally of patents, stated at cost, net of accumulated amortization. The cost of patents is amortized using the straight-line method over the estimated useful lives (five years) of the respective patents.

    (D) INCOME TAXES
    The Financial Accounting Standards Board has issued Statement 109,
      "Accounting for Income Taxes." Statement 109 requires a change from the deferred method required under APB Opinion 11 to the asset and liability method. Under the deferred method, annual income tax expense is matched with pretax accounting income by providing deferred taxes at current tax rates for timing differences between the determination of net income for financial reporting and tax purposes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are to be realized or settled. Under Statement 109, the effect on deferred tax assets and liabilities of change in tax rates is recognized in income in the period that includes the enactment date.

    Effective April 1, 1993, the Company adopted Statement 109. The cumulative effect of the change in the method of accounting for income taxes is not material and therefore is not presented separately in the accompanying statements of operations and accumulated deficit for the year ended
      March 31, 1995. Prior years' financial statements have not been restated to apply the provisions of Statement 109.

    (E) RECLASSIFICATIONS
    Certain reclassifications have been made to the fiscal 1994 financial statements to conform to the fiscal 1995 presentation.

                                                                   (Continued)

                              NORFOLK SCIENTIFIC, INC.

                           Notes to Financial Statements


(3) RESTRICTED CASH

    The entire cash balance as of March 31, 1994 was restricted. This cash was available for operating uses with the approval of Company's board of directors and the Massachusetts Technology Development Corporation ("MTDC"). During 1995, this restriction was removed in conjunction with the Company's restructuring of the debt due
      MTDC (see note 7).

(4) INVENTORIES

    Inventories consist of the following at March 31:


                                                  1995           1994
                                                  ----           ----
     Raw materials                            $ 367,852        584,454
     Work in process                            114,500         98,496
     Finished goods                              49,127         78,754
                                              ---------       --------
                                                531,479        761,704
     Less:  Reserve for obsolescence            (69,621)       (80,789)
                                              ---------       --------

                                              $ 461,858        680,915
                                              ---------       --------
                                              ---------       --------

(5) NOTE PAYABLE TO BANK

    Note payable to bank consists of borrowings under a $300,000 line of credit, expiring on September 30, 1995, that is secured by all of the assets of the Company. Under the line of credit the Company can borrow up to 75% of any of its accounts receivable balances, excluding those that have invoices outstanding for over 90 days. Interest is payable monthly at the bank's base rate plus 1.5% (9.5% and 8.25% at March 31, 1995 and 1994, respectively). The Company had $0 and $160,000 of outstanding borrowings at March 31, 1995 and 1994, respectively.

(6) RELATED PARTY TRANSACTIONS

    Notes payable to stockholders totaling $200,324 and $202,422 at March 31, 1995 and 1994, respectively, consist of unsecured subordinated borrowings with interest payable monthly. The notes consist of $75,500 in borrowings dated April 30, 1991, payable in 36 monthly installments of approximately $2,097, commencing May 1, 1993, and $150,000 in borrowings dated March 13, 1992, due on March 13, 1997. Interest on the $75,500 note accrues on the unpaid principal balance at 11% and is payable monthly in arrears on the first day of each month starting November 1, 1991, with the first six months' interest having been deferred and paid in equal installments over the eighteen-month period commencing November 1, 1991. Interest on the $150,000 note accrues on the unpaid principal balance at 12% and is payable monthly in arrears on the first day of each month starting November 1, 1993, with the first eighteen months' interest having been deferred and paid in equal installments over the eighteen-month period commencing November 1, 1993. Interest expense for notes payable to stockholders for the years ended March 31, 1995 and 1994, amounted to $23,536 and $25,899, respectively.

                                                             (Continued)

                              NORFOLK SCIENTIFIC, INC.

                           Notes to Financial Statements


    Under the notes payable agreements, the Company is required to comply with various restrictive covenants. As of March 31, 1995, the Company was not in compliance with certain covenants. The Company has constructively received a waiver of such defaults as outlined in the note agreements as of March 31, 1995.

    In addition, 4,651 and 23,332 warrants, respectively, were issued to related parties in connection with the April 30, 1991 and March 13, 1992 issuance of subordinated notes payable. These warrants allow the holders to purchase 4,651 and 23,332 shares of the Company's common stock at $29.99 and $15.00 per share through April 30, 1996 and March 13, 1997, respectively. No warrants have been exercised.

    During fiscal years 1995 and 1994, the Company performed product development and manufacturing activities for a stockholder of the Company. Revenue for these sales and services amounted to $9,869 and $194,748 in fiscal years 1995 and 1994, respectively.

(7) NOTES PAYABLE TO MTDC

    Notes payable to MTDC totaling $166,660 and $373,605 at March 31, 1995 and
      1994, respectively, consist of unsecured subordinated borrowings, with interest payable monthly at rates ranging from 9% to 12%. The notes consist of $250,000 in borrowings dated April 30, 1991, payable in 36 monthly installments of approximately $6,944, commencing May 1, 1993, and $200,000 in borrowings dated March 13, 1992, due on March 13, 1997. Interest on the $250,000 note accrues on the unpaid principal balance at 11% and is payable monthly in arrears on the first day of each month. Interest on the $200,000 note accrues on the unpaid principal balance at 12% and shall be paid monthly in arrears on the first day of each month starting November 1, 1993, with the first eighteen months' interest having been deferred and paid in equal installments over the eighteen-month period commencing November 1, 1993. Interest expense for notes payable to MTDC for the years ended March 31, 1995 and 1994, amounted to $40,055 and $48,629.

    On February 17, 1995, the Company signed a Note Restructuring Agreement whereby the Company paid $200,000 to MTDC in settlement of the March 13, 1992 borrowing and signed an Amended and Restated Subordinated Secured Promissory Note (the "Amended and Restated Note") in the amount of $166,660, with interest at 9% per year, to restructure the balance remaining under the April 30, 1991 borrowing. Under the Amended and Restated Note, principal is repayable in 36 monthly installments of $4,629 beginning on April 1, 1995, with the final installment payable on March 1, 1998. In connection with the Note Restructuring Agreement, MTDC agreed to return to the Company 16,906 warrants to purchase the Company's common stock (note 8).

(8) STOCKHOLDERS' EQUITY

    In June 1984, the Company adopted an Incentive Stock Option Plan ("ISOP").
      The ISOP provides that the board of directors may grant options to purchase shares of the Company's common stock to employees of the Company at not less than the fair market value of the common stock at the time of grant. The Company reserved 26,800 shares for issuance under the ISOP. At March 31, 1995, 18,300 options are available under the ISOP.

                                                         (Continued)

                              NORFOLK SCIENTIFIC, INC.

                           Notes to Financial Statements


    The Stock Appreciation Rights Plan ("SARP") allowed holders of outstanding options under the ISOP to participate by agreeing to cancel their ISOP shares. Some participants received more shares than previously awarded under the ISOP; others received fewer. The SARP provides that the board of directors set the terms of each particular award at the time of the granting of such award, including, without limitation, the identity of the grantee(s), vesting schedules, exercise price, expiration date, number of shares subject to the award, and whether and to what extent the award shall terminate upon termination of employment or competitive activities. The SARP allows participants to acquire common stock of the Company only if the Company is sold. Due to the uncertainty of a sale and the Company's inability to reasonably estimate the amount of proceeds if a sale were to occur, the Company has not provided for any compensation expense related to the SARP. During 1995, the board of directors authorized issuances of up to 20,000 shares under the SARP. At March 31, 1995, a total of 15,900 stock appreciation rights remain outstanding at a price of $1.50 per share with vesting dates extending through January 1, 1997. The stock appreciation rights expire at various dates through January 29, 2005.

    The Company has granted 4,183 stock options under its 1985 Nonqualified
      Stock Option Plan at per share option prices ranging from $18.75 to $35.00. At March 31, 1995, 1,250 options remain outstanding and are exercisable at option prices ranging from $18.75 to $35.00.

    At March 31, 1995, the Company has warrants outstanding which allow the holders to purchase 29,145 shares of the Company's common stock at prices ranging from $15.00 to $29.99 per share. These warrants include those originally issued to related parties (note 6) and MTDC (note 7). The warrants issued to MTDC were returned to the Company for cancellation in accordance with the terms of the agreement restructuring the Company's debt with MTDC. These warrants were reissued to the remaining holders of the notes.

(9) COMMITMENTS AND CONTINGENCIES

    (A) LEASES
    The Company leases office space under an operating lease agreement, expiring on March 31, 1995. The Company renewed this lease for five additional years beginning on April 1, 1995. In addition to base rent due under the terms of the lease, beginning April 1, 1998, the lease provides for additional rent calculated as the base rent adjusted for the increase in the Consumer Price Index for All Urban Consumers. Total rent expense was $95,703 and $93,939 for the years ended March 31, 1995 and 1994, respectively.

    Future minimum lease payments are as follows:


             YEAR ENDED:
             ----------
           March 31, 1996                              $  91,432
           March 31, 1997                                 88,383
           March 31, 1998                                 85,932
           March 31, 1999                                 85,932
           March 31, 2000                                 85,932
                                                       ---------
                                                       $ 437,611
                                                       ---------
                                                       ---------


                                                             (Continued)

                              NORFOLK SCIENTIFIC, INC.

                           Notes to Financial Statements


    (B) ROYALTY AGREEMENTS
    In 1989, the Company obtained exclusive worldwide rights to manufacture and distribute a unit-dose product for clearing lipemic serum. In consideration of this right, the Company agreed to pay royalties of 7-1/2% of net sales of the product, with a minimum royalty of $12,000 per year. This agreement expires on June 30, 1997. The Company incurred $12,000 of royalty expense for the years ended March 31, 1995 and 1994, related to this agreement.

    In 1993, the Company obtained the right from a related party to manufacture and distribute a slide spinner centrifuge which creates a monolayer of whole blood cells. In consideration of this right, the Company agreed to pay royalties of 3-1/2% of net sales of the product and 1-1/2% of net sales of related disposable products. If net sales of such disposables reach $500,000 during the royalty period, the disposable royalty will increase to 3% of net sales of related disposables. The royalty period is for the five-year period beginning January 30, 1991. The Company incurred $1,000 and $6,245 of royalty expense for the years ended March 31, 1995 and 1994, respectively, related to this agreement.

    (C) CONTINGENCIES
    On April 22, 1994, the U.S. Food & Drug Administration (FDA) notified the
      Company that the Company was not in compliance with the requirement of Good Manufacturing Practice (GMP). The Company responded on May 10, 1994 and has taken steps to bring itself into compliance with GMP. The FDA revisited the Company on March 9, 1995 and verbally informed management that there were no material deficiencies that would warrant a written notice. No provision has been made in the accompanying financial statements for adjustments, if any, should the Company be unsuccessful in satisfying the FDA's cirterion for GMP compliance.

(10) INCOME TAXES

    For the years ended March 31, income tax expense consisted of:


                                                                 1995       1994
                                                                 ----       ----
      State income taxes                                        $ 456        906
      Federal income taxes - effect of net operating loss
        carryforward                                               -          -
                                                                -----       ----
                                                                $ 456        906
                                                                -----       ----
                                                                -----       ----

    Actual tax expense for fiscal year 1995 differs from expected tax computed applying the U.S. federal corporate income tax rate of 34% to income before taxes mainly due to the utilization of net operating loss carryforwards and research and experimentation credits carryforwards.

                                                             (Continued)

                              NORFOLK SCIENTIFIC, INC.

                           Notes to Financial Statements


    The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at March 31, 1995 and 1994, are as follows:


                                                      1995          1994
                                                      ----          ----

      Deferred tax assets:
        Tax loss carryforward                     $  54,618       102,839
        Inventory uniform capitalization             45,656        34,171
        Accounts receivable allowance                18,442        19,974
        Amortization of patents                       1,951           674
        Research and experimentation credits
          carryforward                               50,674        50,674
                                                  ---------      --------
           Gross deferred tax assets                171,341       208,332
        Less:  Valuation allowance                 (171,341)     (197,776)
                                                  ---------      --------
                                                       -           10,556
                                                  ---------      --------
      Deferred tax liabilities:
        Research and development costs                 -          (10,556)
                                                  ---------      --------

           Net deferred tax asset                 $    -              -
                                                  ---------      --------
                                                  ---------      --------


     The valuation allowance for deferred tax assets as of April 1, 1994, was $197,776. The net change in the total valuation allowance for the year ended March 31, 1995, was a decrease of $26,435.

     At March 31, 1995, the Company had net operating loss carryforwards of approximately $161,000 to offset future federal income taxes. In addition, at March 31, 1995, the Company had net operating loss carryforwards of approximately $122,000 to offset future state income taxes. The Company's net operating loss carryforwards may be subject to limitation in the event that the Company experiences more than a 50% change of stock ownership during a three-year period. At March 31, 1995, the Company also had research and experimentation credit carryforwards of approximately $51,000. The net operating loss and research and experimentation credit carryforwards expire at various dates through the year 2007.

(11) 401(K) PLAN

     In October 1993, the Company adopted a deferred compensation plan (the
       "Plan"). Employees with one or more years of service are eligible to participate in the Plan. The Plan requires the Company to match employee contributions up to $500 annually. The Company incurred $4,298 and $9,625 for fiscal years 1995 and 1994, respectively, related to the employer match under the Plan.

(12) SIGNIFICANT CUSTOMERS

     The Company sells primarily to laboratories, hospitals and doctors' offices. Included in accounts receivable at March 31, 1995 are amounts from two customers representing approximately 49% of net accounts receivable. Additionally, 43% and 45% of net sales were to the same two customers during the years ended March 31, 1995 and 1994, respectively.

                               NORFOLK SCIENTIFIC, INC.
                             D/B/A STATSPIN TECHNOLOGIES

                                Financial Statements

                               March 31, 1994 and 1993


                     (With Independent Auditors' Report Thereon)

[KPMG Peat Marwick LLP Letterhead]



                             INDEPENDENT AUDITORS' REPORT


The Board of Directors
Norfolk Scientific, Inc.:

We have audited the accompanying balance sheets of Norfolk Scientific, Inc. as of March 31, 1994 and 1993, and the related statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norfolk Scientific, Inc. at March 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP


May 27, 1994, except as to note 7 which
is as of February 17, 1995 and note 5
which is as of March 16, 1995

                              NORFOLK SCIENTIFIC, INC.

                                  Balance Sheets

                              March 31, 1994 and 1993



             ASSETS (note 5)                                               1994           1993
                                                                           ----           ----
Current assets:
  Cash (note 3)                                                        $   283,202        303,206
  Accounts receivable, trade, less allowance for doubtful accounts
     of $58,748 in 1994 and $20,476 in 1993 (note 12)                      456,344        417,720
  Inventories, net (note 4)                                                680,915        510,759
  Prepaid expenses                                                          13,677         13,791
                                                                       -----------     ----------
        Total current assets                                             1,434,138      1,245,476
                                                                       -----------     ----------

Property and equipment:
  Manufacturing equipment                                                  409,104        322,265
  Furniture and fixtures                                                    76,613         70,179
                                                                       -----------     ----------
                                                                           485,717        392,444
  Less accumulated depreciation                                            327,681        247,810
                                                                       -----------     ----------
        Net property and equipment                                         158,036        144,634
                                                                       -----------     ----------

Other assets, net                                                           43,912         38,374
                                                                       -----------     ----------

                                                                       $ 1,636,086      1,428,484
                                                                       -----------     ----------
                                                                       -----------     ----------
        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable to bank (note 5)                                        $   250,116         94,954
  Current portion of subordinated notes payable to stockholders
    (note 6)                                                                25,164         23,067
  Current portion of subordinated notes payable to MTDC (note 7)           200,000         76,384
  Accounts payable, trade                                                  288,998        130,205
  Accrued expenses                                                         200,295        178,431
  Deferred revenue                                                           6,650         40,000
  Customer deposits                                                           -            34,625
  State income taxes payable                                                 1,768          4,612
                                                                       -----------     ----------
        Total current liabilities                                          972,991        582,278
                                                                       -----------     ----------

Subordinated notes payable to stockholders, less current maturities
  (note 6)                                                                 177,258        202,433
Subordinated notes payable to MTDC, less current maturities (note 7)       173,605        373,616
                                                                       -----------     ----------
        Total liabilities                                                  350,863      1,158,327
                                                                       -----------     ----------

Commitments and contingencies (notes 9 and 11)

Stockholders' equity (notes 6, 7 and 8):
  Common stock, $1 par value.  Authorized 300,000 shares;
    issued and outstanding 69,771 shares                                    69,771         69,771
  Additional paid-in capital                                               732,211        732,211
  Accumulated deficit                                                     (489,750)      (531,825)
                                                                       -----------     ----------
        Total stockholders' equity                                         312,232        270,157
                                                                       -----------     ----------

                                                                       $ 1,636,086      1,428,484
                                                                       -----------     ----------
                                                                       -----------     ----------

See accompanying notes to financial statements.

                              NORFOLK SCIENTIFIC, INC.

                  Statements of Operations and Accumulated Deficit

                       Years ended March 31, 1994 and 1993



                                                              1994             1993
                                                              ----             ----
Net sales (note 12)                                       $ 3,450,251        3,123,229
Cost of sales                                               2,038,342        1,831,759
                                                          -----------       ----------
      Gross profit                                          1,411,909        1,291,470
                                                          -----------       ----------

Operating expenses:
  Research and development                                    413,016          334,029
  Selling, general, and administrative                        879,237          723,373
                                                          -----------       ----------
      Total operating expenses                              1,292,253        1,057,402
                                                          -----------       ----------

      Income from operations                                  119,656          234,068
                                                          -----------       ----------

Interest income (expense):
  Interest income                                               5,224           10,540
  Interest expense                                            (81,899)         (82,916)
                                                          -----------       ----------
      Interest expense, net                                   (76,675)         (72,376)
                                                          -----------       ----------

      Income before income taxes and extraordinary item        42,981          161,692

Provision for income taxes (note 10)                              906           56,718
                                                          -----------       ----------

      Income before extraordinary item                         42,075          104,974

Extraordinary item - income tax benefit of loss
  carryforwards (note 10)                                        -              52,106
                                                          -----------       ----------

      Net income                                               42,075          157,080

Accumulated deficit, beginning of year                       (531,825)        (688,905)
                                                          -----------       ----------

Accumulated deficit, end of year                          $  (489,750)        (531,825)
                                                          -----------       ----------
                                                          -----------       ----------



See accompanying notes to financial statements.

                              NORFOLK SCIENTIFIC, INC.

                              Statements of Cash Flows

                         Years ended March 31, 1994 and 1993



                                                                 1994             1993
                                                                 ----             ----
Cash flows from operating activities:
  Net income                                                 $   42,075         157,080
  Adjustments to reconcile net income to net cash provided
    (used) by operating activities:
      Depreciation and amortization                              89,559          73,761
      Changes in assets and liabilities:
        Accounts receivable, net                                (38,624)       (195,245)
        Inventories, net                                       (170,156)       (223,336)
        Prepaid expenses                                            114           5,151
        Accounts payable, trade                                 158,793          10,423
        Accrued expenses                                         21,864          27,245
        Deferred revenue                                        (33,350)         40,000
        Customer deposits                                       (34,625)         34,625
        State income taxes payable                               (2,844)          4,612
                                                              ---------       ---------
           Net cash provided (used) by operating activities      32,806         (65,684)
                                                              ---------       ---------

Cash flows from investing activities:
  Additions to property and equipment                           (93,273)        (96,355)
  Increase in other assets, net                                 (15,226)         (3,329)
                                                              ---------       ---------
           Net cash used by investing activities               (108,499)        (99,684)
                                                              ---------       ---------

Cash flows from financing activities:
  Net increase in line of credit borrowings                     155,162          94,954
  Repayments on notes payable to stockholders                   (23,078)           -
  Repayments on notes payable to MTDC                           (76,395)           -
                                                              ---------       ---------
           Net cash provided by financing activities             55,689          94,954
                                                              ---------       ---------

Net decrease in cash                                            (20,004)        (70,414)

Cash, beginning of year                                         303,206         373,620
                                                              ---------       ---------

Cash, end of year                                            $  283,202         303,206
                                                              ---------       ---------
                                                              ---------       ---------

Supplemental disclosures of cash flow information:
  Cash paid during the year for interest                     $   76,384          53,076
                                                              ---------       ---------
                                                              ---------       ---------
  Cash paid during the year for taxes                        $    3,750            -
                                                              ---------       ---------
                                                              ---------       ---------


See accompanying notes to financial statements.

                               NORFOLK SCIENTIFIC, INC.

                            Notes to Financial Statements

                               March 31, 1994 and 1993


(1) NATURE OF BUSINESS

    Norfolk Scientific, Inc. (d/b/a StatSpin Technologies) was incorporated on
      June 11, 1984, as a successor to Kelley, Newhouse & Company, a partnership. The Company purchased assets and rights from its predecessor to engage in the development, manufacture, and sale of medical and laboratory equipment and supplies.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) INVENTORIES
    Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out (FIFO) method.

    (B) PROPERTY AND EQUIPMENT
    Property and equipment is stated at cost. Depreciation is provided using an accelerated method over the estimated useful lives of the respective assets.

    (C) OTHER ASSETS, NET
    Other assets consist principally of patents, stated at cost, net of accumulated amortization. The cost of patents is amortized using the straight-line method over the estimated useful lives of the respective patents.

    (D) INCOME TAXES
    The Financial Accounting Standards Board has issued Statement 109,
      "Accounting for Income Taxes." Statement 109 requires a change from the deferred method required under APB Opinion 11 to the asset and liability method. Under the deferred method, annual income tax expense is matched with pretax accounting income by providing deferred taxes at current tax rates for timing differences between the determination of net income for financial reporting and tax purposes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are to be realized or settled. Under Statement 109, the effect on deferred tax assets and liabilities of change in tax rates is recognized in income in the period that includes the enactment date.

    Effective April 1, 1993, the Company adopted Statement 109. The cumulative effect of the change in the method of accounting for income taxes is not material and therefore is not presented separately in the accompanying statements of operations and accumulated deficit for the year ended
      March 31, 1994. Prior years' financial statements have not been restated to apply the provisions of Statement 109.

    (E) RECLASSIFICATIONS
    Certain reclassifications have been made to the fiscal 1993 financial statements to conform to the fiscal 1994 presentation.

                                                                  (Continued)

                               NORFOLK SCIENTIFIC, INC.

                             Notes to Financial Statements


(3) RESTRICTED CASH

    The entire cash balance as of March 31, 1994 and 1993 is restricted. This cash is available for operating uses with the approval of Company's board of directors and the Massachusetts Technology Development Corporation ("MTDC") (see note 7).

(4) INVENTORIES

    Inventories consist of the following at March 31:



                                                  1994           1993
                                                  ----           ----
     Raw materials                             $  584,454       421,733
     Work in process                               98,496       102,223
     Finished goods                                78,754        45,925
                                               ----------     ---------
                                                  761,704       569,881
     Less:  Reserve for obsolescence              (80,789)      (59,122)
                                               ----------     ---------
                                               $  680,915       510,759
                                               ----------     ---------
                                               ----------     ---------

(5) NOTE PAYABLE TO BANK

    Note payable to bank consists of borrowings under a $300,000 line of credit
      ($100,000 in 1993), expiring on July 31, 1994, that is secured by all of the assets of the Company. Under the line of credit the Company can borrow up to 75% (70% in 1993) of any of its accounts receivable balances, excluding those that have invoices outstanding for over 90 days. Interest is payable monthly at the bank's base rate plus 2% (8.25% and 8.5% at March 31, 1994 and 1993, respectively).
      The Company had $250,116 and $94,954 of outstanding borrowings at March 31, 1994 and 1993, respectively.

    The line of credit agreement has been renewed and extended through September 30, 1995.

(6) RELATED PARTY TRANSACTIONS

    Notes payable to stockholders totaling $202,422 and $225,500 at March 31, 1994 and 1993, respectively, consist of unsecured subordinated borrowings with interest payable monthly. The notes consist of $75,500 in borrowings dated April 30, 1991, payable in 36 monthly installments of approximately $2,097, commencing May 1, 1993, and $150,000 in borrowings dated March 13, 1992, due on March 13, 1997. Interest on the $75,500 note accrues on the unpaid principal balance at 11% and is payable monthly in arrears on the first day of each month starting November 1, 1991, with the first six months' interest having been deferred and paid in equal installments over the eighteen-month period commencing November 1, 1991. Interest on the $150,000 note accrues on the unpaid principal balance at 12% and is payable monthly in arrears on the first day of each month starting November 1, 1993, with the first eighteen months' interest having been deferred and paid in equal installments over the eighteen-month period commencing November 1, 1993. Interest expense for notes payable to stockholders for the years ended March 31, 1994 and 1993, amounted to $25,899 and $26,305, respectively.

                                                                   (Continued)

                              NORFOLK SCIENTIFIC, INC.

                           Notes to Financial Statements


    Under the notes payable agreements, the Company is required to comply with various restrictive covenants. As of March 31, 1994, the Company was not in compliance with certain covenants. The Company has received a waiver of such defaults from a majority of the noteholders as of March 31, 1994.

    In addition, 1,079 and 9,999 warrants, respectively, were issued to related parties in connection with the April 30, 1991 and March 13, 1992 issuance of subordinated notes payable. These warrants allow the holders to purchase 1,079 and 9,999 shares of the Company's common stock at $29.99 and $15.00 per share through April 30, 1996 and March 13, 1997, respectively. Upon the issuance of the March 13, 1992 warrants, the April 30, 1991 warrant price (originally $35.00) was adjusted downward to $29.99 pursuant to Section 4(a) of the warrant agreement. No warrants have been exercised.

    During fiscal years 1994 and 1993, the Company performed product development and manufacturing activities for a stockholder of the Company. Revenue for these sales and services amounted to $194,748 and $27,320 in fiscal years 1994 and 1993, respectively.

(7) NOTES PAYABLE TO MTDC

    Notes payable to MTDC totaling $373,605 and $450,000 at March 31, 1994 and
      1993, respectively, consist of unsecured subordinated borrowings, with interest payable monthly at rates ranging from 11% to 12%. The notes consist of $250,000 in borrowings dated April 30, 1991, payable in 36 monthly installments of approximately $6,944, commencing May 1, 1993, and $200,000 in borrowings dated March 13, 1992, due on March 13, 1997. Interest on the $250,000 note accrues on the unpaid principal balance at 11% and is payable monthly in arrears on the first day of each month starting November 1, 1991, with the first six months' interest having been deferred and paid in equal installments over the eighteen-month period commencing November 1, 1991. Interest on the $200,000 note accrues on the unpaid principal balance at 12% and shall be paid monthly in arrears on the first day of each month starting November 1, 1993, with the first eighteen months' interest having been deferred and paid in equal installments over the eighteen-month period commencing November 1, 1993. Interest expense for notes payable to MTDC for the years ended March 31, 1994 and 1993, amounted to $48,629 and $51,500.

    On February 17, 1995, the Company signed a Note Restructuring Agreement whereby the Company paid $200,000 to MTDC in settlement of the March 13, 1992 borrowing and signed an Amended and Restated Subordinated Secured Promissory Note (the "Amended and Restated Note") in the amount of $166,660, with interest at 9% per year, to restructure the balance remaining under the April 30, 1991 borrowing. Under the Amended and Restated Note, principal is repayable in 36 monthly installments of $4,629 beginning on April 1, 1995, with the final installment payable on February 1, 1998. In connection with the Note Restructuring Agreement, MTDC agreed to return to the Company 16,906 warrants to purchase the Company's common stock (note 8).

    The balance sheet at March 31, 1994 has been adjusted to reflect indebtedness to MTDC under the terms of the Note Restructuring Agreement.

                                                                    (Continued)

                              NORFOLK SCIENTIFIC, INC.

                            Notes to Financial Statements


(8) STOCKHOLDERS' EQUITY

    In June 1984, the Company adopted an Incentive Stock Option Plan ("ISOP").
      The ISOP provides that the board of directors may grant options to purchase shares of the Company's common stock to employees of the Company at not less than the fair market value of the common stock at the time of grant. The Company reserved 26,800 shares for issuance under the ISOP.
      At March 31, 1994, 18,300 options are available under the ISOP.

    The Stock Appreciation Rights Plan ("SARP") allowed holders of outstanding options under the ISOP to participate by agreeing to cancel their ISOP shares. Some participants received more shares than previously awarded under the ISOP; others received fewer. The SARP provides that the board of directors set the terms of each particular award at the time of the granting of such award, including, without limitation, the identity of the grantee(s), vesting schedules, exercise price, expiration date, number of shares subject to the award, and whether and to what extent the award shall terminate upon termination of employment or competitive activities. The SARP allows participants to acquire common stock of the Company only if the Company is sold. Due to the uncertainty of a sale and the Company's inability to reasonably estimate the amount of proceeds if a sale were to occur, the Company has not provided for any compensation expense related to the SARP. During 1994, the board of directors authorized issuances of up to 20,000 shares under the SARP. At March 31, 1994, a total of 17,900 stock appreciation rights remain outstanding at a price of $1.50 per share with vesting dates extending through January 1, 1997. The stock appreciation rights expire at various dates through January 29, 2005.

    The Company has granted 4,183 stock options under its 1985 Nonqualified
      Stock Option Plan at per share option prices ranging from $18.75 to $35.00. At March 31, 1994, 1,250 options remain outstanding and are exercisable at option prices ranging from $18.75 to $35.00.

    At March 31, 1994, the Company has warrants outstanding which allow the holders to purchase 29,145 shares of the Company's common stock at prices ranging from $15.00 to $29.99 per share. These warrants include those issued to related parties (note 6) and MTDC (note 7) during 1992, as well as 1,000 warrants previously issued and subsequently increased to 1,161 warrants pursuant to Section 6.4 of the warrant agreement dated January 23, 1989.

(9) COMMITMENTS AND CONTINGENCIES

    (A) LEASES
    The Company leases office space under an operating lease agreement, expiring on March 31, 1995. The Company, at its option, may extend the term of the lease for an additional five-year period. In addition to base rent due under the terms of the lease, beginning April 1, 1993, the lease provides for additional rent calculated as the base rent adjusted for the increase in the Consumer Price Index for All Urban Consumers. Such additional rent is adjusted biannually. Total rent expense was $93,939 and $87,662 for the years ended March 31, 1994 and 1993, respectively.

    Future minimum lease payments are as follows:


             YEAR ENDED:
             ----------
             March 31, 1995                             $ 92,639
                                                        --------
                                                        --------



                                                             (Continued)

                              NORFOLK SCIENTIFIC, INC.

                           Notes to Financial Statements


    (B) ROYALTY AGREEMENTS
    In 1989, the Company obtained exclusive worldwide rights to manufacture and distribute a unit-dose product for clearing lipemic serum. In consideration of this right, the Company agreed to pay royalties of 7-1/2% of net sales of the product, with a minimum royalty of $12,000 per year. This agreement expires on June 30, 1994. The Company incurred $12,000 of royalty expense for the years ended March 31, 1994 and 1993, related to this agreement.

    During the year ended March 31, 1993, the Company obtained the right from a related party to manufacture and distribute a slide spinner centrifuge which creates a monolayer of whole blood cells. In consideration of this right, the Company agreed to pay royalties of 3-1/2% of net sales of the product and 1-1/2% of net sales of related disposable products. If net sales of such disposables reach $500,000 during the royalty period, the disposable royalty will increase to 3% of net sales of related disposables. The royalty period is for the five-year period beginning January 30, 1991. The Company incurred $6,245 and $12,317 of royalty expense for the years ended March 31, 1994 and 1993, respectively, related to this agreement.

    (C) CONTINGENCIES
    On April 22, 1994, the U.S. Food & Drug Administration (FDA) notified the
      Company that the Company was not in compliance with the requirement of Good Manufacturing Practice (GMP). The Company responded on May 10, 1994 and has taken steps to bring itself into compliance with GMP. The FDA has agreed to put the Company on the list for re-inspection. Management believes that the Company will be found in GMP compliance in the forthcoming re-inspection. No provision has been made in the accompanying financial statements for adjustments, if any, should the Company be unsuccessful in satisfying the FDA s criterion for GMP compliance.

(10) INCOME TAXES

     For the years ended March 31, income tax expense consisted of:


                                                                 1994        1993
                                                                 ----        ----
      State income taxes                                         $ 906       4,612
      Federal income taxes - effect of net operating loss
        carryforward                                                -       52,106
                                                                 -----      ------
                                                                 $ 906      56,718
                                                                 -----      ------
                                                                 -----      ------

    Actual tax expense for fiscal year 1994 differs from expected tax computed applying the U.S. federal corporate income tax rate of 34% to income before taxes mainly due to the utilization of net operating loss carryforwards and research and experimentation credits carryforwards.

                                                                 (Continued)

                              NORFOLK SCIENTIFIC, INC.

                           Notes to Financial Statements


    The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at March 31, 1994, are as follows:

      Deferred tax assets:
        Tax loss carryforward                                $  102,839
        Inventory uniform capitalization                         34,171
        Accounts receivable allowance                            19,974
        Amortization of patents                                     674
        Research and experimentation credits carryforward        50,674
                                                             ----------
           Gross deferred tax assets                            208,332
        Less:  Valuation allowance                             (197,776)
                                                             ----------
                                                                 10,556
                                                             ----------

      Deferred tax liabilities:
        Research and development costs                          (10,556)
                                                             ----------

           Net deferred tax asset                            $     -
                                                             ----------
                                                             ----------


     The valuation allowance for deferred tax assets as of April 1, 1993, was $215,210. The net change in the total valuation allowance for the year ended March 31, 1994, was a decrease of $17,434.

     At March 31, 1994, the Company had net operating loss carryforwards of approximately $302,000 to offset future federal income taxes. In addition, at March 31, 1994, the Company had net operating loss carryforwards of approximately $168,000 to offset future state income taxes. The Company's net operating loss carryforwards may be subject to limitation in the event that the Company experiences more than a 50% change of stock ownership during a three-year period. At March 31, 1994, the Company also had research and experimentation credit carryforwards of approximately $51,000. The net operating loss and research and experimentation credit carryforwards expire at various dates through the year 2007.

(11) 401(K) PLAN

     In October 1993, the Company adopted a deferred compensation plan (the
       "Plan"). Employees with one or more years of service are eligible to participate in the Plan. The Plan requires the Company to match employee contributions up to $500 annually. During fiscal year 1994, the Company incurred $9,625 related to the employer match under the Plan.

(12) SIGNIFICANT CUSTOMERS

     The Company sells primarily to laboratories, hospitals and doctors' offices. Included in accounts receivable at March 31, 1994 are amounts from two customers representing approximately 39% of net accounts receivable. Additionally, 45% and 38% of net sales were to the same customer during the years ended March 31, 1994 and 1993, respectively.